UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2026
Basin Electric Power Cooperative
(Exact name of registrant as specified in its charter)

North Dakota (State or other jurisdiction of incorporation)	333-295074 (Commission File Number)	45-0277395 (I.R.S. Employer Identification No.)
1717 East Interstate Avenue Bismarck, North Dakota (Address of principal executive offices)		58503 (Zip Code)

Registrant’s telephone number, including area code: (701) 223-0441
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: NONE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 12, 2026, the Board of Directors (the “Board”) of Basin Electric Power Cooperative (“Basin Electric”) appointed Dwight Rossow as the director representing District 7, Rushmore Electric Power Cooperative, on the Board. Mr. Rossow was elected by the members of District 7 in accordance with Basin Electric’s Amended and Restated Bylaws to fulfill the unexpired three-year term of Mike McQuistion, who passed away in February 2026. Mr. Rossow’s term will continue until 2028 and until his successor is duly elected and qualified. The Board also appointed Mr. Rossow to serve as a member of the Operations & Marketing Committee of the Board.

In connection with his service as a director, Mr. Rossow will receive the standard cash compensation payable to all Board members in accordance with Board policy. In addition, Mr. Rossow will be eligible to participate in the Board Deferred Compensation Plan, an unfunded and unsecured deferred compensation arrangement governed by Section 409A of the Internal Revenue Code.

For additional information regarding the Board, its election procedures, and its compensation policy, see “Directors, Executive Officers, and Corporate Governance” and “Director Compensation” in Basin Electric’s registration statement on Form S-4 filed with the Securities and Exchange Commission on April 15, 2026.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN ELECTRIC POWER COOPERATIVE

Date:	May 12, 2026	By:	/s/ Christopher A. Johnson
Christopher A. Johnson
Senior Vice President and Chief Financial Officer